UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549


                        SCHEDULE 13D


          Under the Securities Exchange Act of 1934
                    (Amendment No. ___)*

                    Starrett Corporation

                      (Name of Issuer)

             Common Stock, par value $1.00 share

               (Title of Class of Securities)
                         855 677 100

                        CUSIP Number)

                        Henry Benach
              c/o Starrett Housing Corporation
                     909 Third Avenue,
                  New York, New York  10022
                       (212) 751-3100

        (Name, Address and Telephone Number of Person
      Authorized to Receive Notices and Communications)

   (Date of Event which Requires Filing of this Statement)


If the filing person has previously filed a statement on Schedule
13G to report the acquisition which is the subject of this
Schedule 13D, and is filing this schedule because of Rule 13d-
1(b)(3) or (4), check the following box.

Check the following box if a fee is being paid with the statement. (A fee is not required only if the reporting person:
(1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).




                             SCHEDULE 13D



CUSIP No.  855 677 100


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON
          HENRY BENACH ###-##-####

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
                                                            (a)

                                                            (b)

3    SEC USE ONLY

4    SOURCE OF FUNDS*
          Not Applicable

5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
PURSUANT TO
     ITEMS 2(d) or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION
          United States

NUMBER OF
SHARES
BENEFICIALLY OWNED BY
EACH
REPORTING
PERSON
WITH

7    SOLE VOTING POWER
          246,625

8    SHARED VOTING POWER

9    SOLE DISPOSITIVE POWER
          246,625

10   SHARED DISPOSITIVE POWER

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
          246,625

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
CERTAIN SHARES*                         [X]


13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
          6.2%

14   TYPE OF REPORTING PERSON*
          IN



           *SEE INSTRUCTIONS BEFORE FILLING OUT!
INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7
(INCLUDING EXHIBITS) OF THE SCHEDULE AND THE SIGNATURE ATTESTATION

                        SCHEDULE 13D



CUSIP No.  855 677 100


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON
          HOME ASSOCIATES

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*      (a)

                                                            (b)

3    SEC USE ONLY


4    SOURCE OF FUNDS*
          WC

5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
PURSUANT TO
     ITEMS 2(d) or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION
          New York

NUMBER OF
SHARES
BENEFICIALLY OWNED BY
EACH
REPORTING
PERSON
WITH

7    SOLE VOTING POWER
          None

8    SHARED VOTING POWER
          None
9    SOLE DISPOSITIVE POWER
          None

10   SHARED DISPOSITIVE POWER
          None

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
          None

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
CERTAIN SHARES*                    [X]

13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
          -0-

14   TYPE OF REPORTING PERSON*
          PN


           *SEE INSTRUCTIONS BEFORE FILLING OUT!
INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7
(INCLUDING EXHIBITS) OF THE SCHEDULE AND THE SIGNATURE ATTESTATION


Item 1.   Security and Issuer.

     The security to which this Schedule 13D relates is the common stock, $1 par value per share (the "Common Stock"), of Starrett Housing Corporation (the "Company"), 909 Third Avenue,
New York, New York 10022.

Item 2.   Identity and Background.

     This Schedule 13D is filed on behalf of Henry Benach and Home Associates ("Home"; Henry Benach and Home being sometimes herein collectively referred to as the "Reporting Persons").

     Home is a New York general partnership organized in 1980, the address of which is 6 Hickory Lane, Scarsdale, New York 10583. The principal business of Home is investments of all types. The partners of Home are Mr. Benach, Shirley Benach (Mr. Benach's wife), and Douglas and Michelle Benach (Mr. Benach's children).

     Henry Benach is Chairman and Chief Executive Officer of the Company. The Company is engaged in the construction of office buildings and other institutional structures, the development and management of high-rise and low-rise residential housing, and the construction and sale of single family homes.

     Shirley Benach is a housewife, whose address is 6 Hickory
Lane, Scarsdale, New York 10583.

     Douglas Benach is engaged in real estate development with Main Street Properties, the address of which is 30 North
MacQuesten Parkway, Mount Vernon, New York 10550.

     Michelle Benach is a housewife, whose address is 41 Pengilly Drive, New Rochelle, New York 10804.
Neither Reporting Person nor any other person named in this Item 2 has been a party to any legal proceeding specified in Item 2(d) or 2(e) of Schedule 13D. All such natural persons are United States citizens.

Item 3.   Source and Amount of Funds or Other Consideration.

     On March 20, 1985, Home entered into a Participation Agreement (the "Participation Agreement") with Great American Insurance Company ("GAI"), whereby GAI assigned to Home a 12.0991% undivided interest (the "Undivided Interest") in a certain Assignment of Interest and Stock Rights (the "Assignment"), dated as of June 3, 1983, between The Chase Manhattan Bank (National Association) and GAI. By virtue of the Assignment, GAI has the right to purchase at any time through May 30, 1989 up to 826,506 shares of the Company's Common Stock at $3.50 per share by applying interest accrued under the Company's bank debt for the period May 22, 1981 through March 31, 1982 to the purchase price (the "Stock Right"). Such accrued interest is payable solely in Common Stock, and the Company has neither the right nor the obligation to pay such interest in cash. Under the Participation Agreement, GAI has, among other things, the exclusive right to enforce the Assignment on behalf of itself and Home. Upon the exercise by GAI of the Stock Right, Home would receive its pro rata share of the Common Stock issued in respect of such exercise.

     The purchase price paid by Home for the Undivided Interest was $442,875.68. Such amount was provided from the general funds of Home.

Item 4.   Purpose of Transaction

     The purpose of the transaction described in Item 3 above is investment. Neither Reporting Person (nor any other person named in Item 2 above) has at this time any plans or proposals which relate to or would result in (i) the acquisition by any person of additional securities of the Company or the disposition of securities of the Company; (ii) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries; (iii) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries; (iv) any change in the present Board of Directors or management of the Company, including any plans or proposals to change the number or term of the directors or to fill any existing vacancies on the Board; (v) any material change in the present capitalization or dividend policy of the Company;
(vi) any other material change in the Company's business or corporate structure; (vii) changes in the Company's Charter or By-Laws or other actions which may impede the acquisition of control of the Company by any person; (viii) causing a class of securities of the Company to be delisted from a national securities exchange; (ix) a class of equity securities of the Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934 (the "Act"); or (x) any action similar to any of those enumerated above. The Reporting Persons and such other persons, however, reserve the right to formulate such plans or proposals or to take such action in the future.

Item 5.   Interest in Securities of the Issuer.

          (a) Henry Benach owns directly 246,625 shares of Common Stock (or 6.2% of the Company's Common Stock). Shirley Benach owns directly 1,050 shares of Common Stock (less than 1% of the Company's Common Stock), and neither Douglas Benach nor Michelle Benach owns any shares of Common Stock.

          Home is entitled to receive its pro rata share of the Common Stock issued upon any exercise by GAI of the Stock Right, or 100,000 shares (approximately 2.4% of the Company's Common Stock) if the Stock Right is exercised as to all 826,506 shares covered thereby. Neither Reporting Person (nor any person referred to in Item 2 above) has the power to direct the exercise by GAI of the Stock Right, and such persons consequently disclaim beneficial ownership of the shares which would be delivered to Home upon an exercise by GAI of the Stock Right.

          Henry Benach also disclaims beneficial ownership of the shares owned by his wife.

          (b) Henry Benach and Shirley Benach have the sole power to vote and dispose of the 246,625 shares and 1,050 shares, respectively, owned directly by such persons.

          (c) Except as described in Item 3 above, neither Reporting Person nor, to the best of the knowledge of the Reporting Persons, any other person named in response to Item 5(a) above has effected any transaction in the Common Stock of the Company during the past 60 days.

          (d) No other person is known by the Reporting Persons to have the right to receive or the power to direct the receipt of dividends from, or the proceeds of the sale of, any Common
Stock referred to in this Schedule 13D.

          (e)  Not applicable.

Item 6.   Contracts, Arrangements, Understandings or
Relationships with respect to Securities of the Issuer.

          Except as described in this Schedule 13D, there are, to the best of the knowledge of the Reporting Persons, no contracts, arrangements, understandings or relationships (legal or otherwise) among the persons named in Item 2 and between such persons and any person with respect to any securities of the Company, including but not limited to transfer or voting of any of the securities, finder's fees, joint ventures, loan or option arrangements, puts or calls, guarantees of profit, division of profit or loss, or the giving or withholding of proxies.


Item 7.   Material to be filed as Exhibits.

          1.  Participation Agreement between GAI and Home.
          2. Agreement pursuant to Rule 13d-1(f)(1) under the Act.












     After reasonable inquiry and to the best of our knowledge and belief, we certify that the information set forth in the statement is true, complete and correct.

Dated:  April 9, 1985
                              /s/Henry Benach
                              Henry Benach



                              HOME ASSOCIATES

                                 /s/ Henry Benach
                              By:Henry Benach
                                  Henry Benach
                                  a General Partner